Two Harbors Investment Corp. Reports Second Quarter 2014 Financial Results
Delivered Total Return on Book Value of 6.0% in the Second Quarter of 2014(1)
NEW YORK, August 6, 2014 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended June 30, 2014.

Highlights

•
Book value was $11.09 per diluted common share, representing a 6.0%(1) total return on book value, after accounting for a dividend of $0.26 per share, bringing the total return on book value for the first half of 2014 to 9.9%.(2)

•	Delivered Comprehensive Income of $230.8 million, a return on average equity of 23.0%, or $0.63 per diluted weighted average common share.

•	Reported Core Earnings of $89.7 million, or $0.24 per diluted weighted average common share.(3)

•	Generated an aggregate portfolio yield of 4.6% for the quarter ended June 30, 2014, consistent with the quarter ended March 31, 2014.

•	Advanced residential mortgage loan conduit significantly, with inventory and purchase commitments totaling over $1 billion as of June 30, 2014.

“We enjoyed strong performance throughout our business in the quarter, which resulted in a total return on book value of 6.0%,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We acquired both bulk and flow MSR and made excellent progress on our mortgage loan conduit. We believe that both of these platforms will create tangible franchise value for the benefit of our stockholders.”

(1) Return on book value for the quarter ended June 30, 2014 is defined as the increase in book value per diluted share from March 31, 2014 to June 30, 2014 of $0.38, plus the dividend declared of $0.26 per share, divided by March 31, 2014 diluted book value of $10.71 per share.
(2) Return on book value for the six months ended June 30, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to June 30, 2014 of $0.53, plus dividends declared of $0.52 per share, divided by December 31, 2013 diluted book value of $10.56 per share.
(3) Core Earnings is a non-GAAP measure that the company defines as net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on mortgage servicing rights. Core Earnings is provided for purposes of comparability to other peer issuers. Please see page 12 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2014:

Two Harbors Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
	(unaudited)			(unaudited)
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$89,671	$0.24	8.9%	$177,874	$0.49	9.0%
GAAP Net Income	$39,657	$0.11	3.9%	$10,512	$0.03	0.5%
Comprehensive Income	$230,817	$0.63	23.0%	$383,407	$1.05	19.4%

Operating Metrics
Dividend per common share	$0.26
Book value per diluted share at period end	$11.09
Other operating expenses as a percentage of average equity	1.5%

(1) Please see page 12 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended June 30, 2014 of $89.7 million, or $0.24 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2014 of $88.2 million, or $0.24 per diluted weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.9% and 9.1% for the quarters ended June 30, 2014 and March 31, 2014, respectively.

For the second quarter of 2014, the company recognized:

•	net realized gains on RMBS, trading securities and mortgage loans held-for-sale of $34.8 million, net of tax;

•	unrealized gains on trading securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $10.0 million, net of tax;

•	net losses of $4.4 million, net of tax, related to swap and swaption terminations and expirations;

•	unrealized losses, net of tax, of $78.7 million associated with its interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and FHLB advances;

•	net realized and unrealized losses on other derivative instruments of approximately $18.0 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $20.8 million, net of tax;

•	a net decrease in fair value of $27.9 million(2) on MSR, net of tax; and

•	amortization of intangible assets of $0.1 million, net of tax.

(2) Decrease in fair value on MSR, net of tax, of $27.9 million is comprised of a decrease in fair value of $14.4 million, net of tax, excluded from Core Earnings and $13.5 million, net of tax, of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $39.7 million, or $0.11 per diluted weighted average common share outstanding, for the quarter ended June 30, 2014, as compared to GAAP Net Loss of $29.1 million, or $0.08 per diluted weighted average common share outstanding, for the quarter ended March 31, 2014. On a GAAP basis, the company recognized an annualized return on average equity of 3.9% and (3.0%) for the quarters ended June 30, 2014 and March 31, 2014, respectively.

The company reported Comprehensive Income of $230.8 million, or $0.63 per diluted weighted average common share outstanding, for the quarter ended June 30, 2014, as compared to Comprehensive Income of $152.6 million, or $0.42 per diluted weighted average common share outstanding, for the quarter ended March 31, 2014. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 23.0% and 15.7% for the quarters ended June 30, 2014 and March 31, 2014, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended June 30, 2014. The annualized dividend yield on the company’s common stock for the second quarter of 2014, based on the June 30, 2014 closing price of $10.48, was 9.9%.

The company’s book value per diluted share, after taking into account the second quarter 2014 dividend of $0.26 per share, was $11.09 as of June 30, 2014, compared to $10.71 as of March 31, 2014, which represented a total return on book value for the second quarter of 2014 of 6.0%.(1) For the six months ended June 30, 2014, the company reported a total return on book value of 9.9%.(2)

Other operating expenses for the second quarter of 2014 were approximately $15.0 million, or 1.5% of average equity, compared to approximately $14.5 million, or 1.5% of average equity, for the first quarter of 2014.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale and net economic interests in consolidated securitization trusts. As of June 30, 2014, the total value of the company’s portfolio was $14.5 billion.

The company’s portfolio includes the rates strategy, which consists of $10.8 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of June 30, 2014. The remaining portfolio is invested in the credit strategy, which consists of $3.7 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans, as well as their associated notional hedges as of June 30, 2014.

For the quarter ended June 30, 2014, the annualized yield on the company’s average aggregate portfolio was 4.6% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.3%. This resulted in a net interest rate spread of 3.4%.

RMBS and Agency Derivatives
For the quarter ended June 30, 2014, the annualized yield on average RMBS securities and Agency Derivatives was 4.4%, consisting of an annualized yield of 3.4% in Agency RMBS and Agency Derivatives and 8.7% in non-Agency RMBS.

(1) Return on book value for the quarter ended June 30, 2014 is defined as the increase in book value per diluted share from March 31, 2014 to June 30, 2014 of $0.38, plus the dividend declared of $0.26 per share, divided by March 31, 2014 diluted book value of $10.71 per share.
(2) Return on book value for the six months ended June 30, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to June 30, 2014 of $0.53, plus dividends declared of $0.52 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

The company experienced a three-month average constant prepayment rate (CPR) of 8.5% for Agency RMBS securities and Agency Derivatives held during the quarter ended June 30, 2014, compared to 6.4% for the quarter ended March 31, 2014. The weighted average cost basis of the principal and interest Agency portfolio was 108.4% of par for the quarter ended June 30, 2014, compared to 108.3% of par for the quarter ended March 31, 2014. The net premium amortization was $34.1 million and $31.8 million for the quarters ended June 30, 2014 and March 31, 2014, respectively.

The company experienced a three-month average CPR of 3.6% for non-Agency principal and interest RMBS securities held during the quarter ended June 30, 2014, as compared to 3.4% for those securities held during the quarter ended March 31, 2014. The weighted average cost basis of the non-Agency portfolio was 55.4% of par for the quarter ended June 30, 2014, compared to 53.3% of par for the quarter ended March 31, 2014. The discount accretion was $32.3 million and $31.8 million for the quarters ended June 30, 2014 and March 31, 2014, respectively. The total net discount remaining was $2.2 billion as of June 30, 2014, compared to $2.3 billion as of March 31, 2014, with $1.2 billion designated as credit reserve as of June 30, 2014.

As of June 30, 2014, fixed-rate investments composed 75.5% and adjustable-rate investments composed 24.5% of the company’s RMBS and Agency Derivatives portfolio.

As of June 30, 2014, the company had mortgage loans held-for-investment with a carrying value of $804.7 million and the company’s collateralized borrowings had a carrying value of $561.9 million, resulting in net economic interests in consolidated securitization trusts of $242.8 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans having $45.6 billion in unpaid principal balance, which had a fair market value of $500.5 million, as of June 30, 2014.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR. The company recognized $33.9 million of servicing income, $6.2 million of subservicing expense and a $29.6 million decrease in fair market value of MSR during the three months ended June 30, 2014.

Mortgage Loans Held for Sale
As of June 30, 2014, the company held prime jumbo residential mortgage loans with a fair market value of $377.0 million and had outstanding purchase commitments to acquire an additional $647.9 million of mortgage loans, subject to fallout if the loans do not close. For the quarter ended June 30, 2014, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.1%.

Subsequent to quarter-end, the company completed a securitization, Agate Bay Mortgage Trust 2014-1. The trust issued securities backed by approximately $268 million of prime jumbo 30-year fixed residential mortgage loans. After completing this deal, the company’s prime jumbo loan holdings and pipeline totaled approximately $1 billion, as of August 6, 2014.

Other Investments and Risk Management Derivatives
The company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of June 30, 2014.  The company also held $372.0 million notional of net short TBAs as of June 30, 2014, which are accounted for as derivative instruments in accordance with GAAP.

As of June 30, 2014, the company was a party to interest rate swaps and swaptions with a notional amount of  $35.1 billion. Of this amount, $16.6 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $7.0 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $11.5 billion notional in swaptions were utilized as macro-economic hedges.

The following table summarizes the company’s investment portfolio:

Two Harbors Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2014
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$9,503,019	65.7%
Hybrid ARMs	548,509	3.8%
Total Agency	10,051,528	69.5%
Agency Derivatives	204,773	1.4%
Mortgage servicing rights	500,490	3.5%

Credit Strategy
Non-Agency Bonds
Senior Bonds	2,579,292	17.8%
Mezzanine Bonds	469,478	3.2%
Non-Agency Other	7,953	0.1%
Total Non-Agency	3,056,723	21.1%
Net Economic Interest in Securitization(1)	242,745	1.7%
Mortgage loans held-for-sale	399,841	2.8%
Aggregate Portfolio	$14,456,100

Portfolio Metrics	Three Months Ended June 30, 2014
	(unaudited)
Annualized portfolio yield during the quarter		4.64%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.8%
Credit Strategy
Non-Agency RMBS, Legacy(2)		9.0%
Non-Agency RMBS, New issue(2)		3.5%
Net economic interest in securitizations		5.3%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		4.1%
Credit sensitive residential mortgage loans		6.1%

Annualized cost of funds on average borrowing balance during the quarter(3)		1.26%
Annualized interest rate spread for aggregate portfolio during the quarter		3.38%
Debt-to-equity ratio at period-end(4)		2.9 to 1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of June 30, 2014
Weighted average cost basis of principal and interest securities
Agency		$108.36
Non-Agency(5)		$55.39
Weighted average three month CPR
Agency		8.5%
Non-Agency		3.6%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		75.5%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		24.5%
(1) Net economic interest in securitization consists of mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.
(2) Legacy non-Agency RMBS includes non-Agency bonds issued up-to and including 2009.  New issue non-Agency RMBS includes bonds issued after 2009.
(3) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(4) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives, divided by total equity.
(5) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $51.23 at June 30, 3014.

“Our rates and credit strategies performed well during the second quarter” stated Bill Roth, Two Harbors’ Chief Investment  Officer.  “We are excited to report that our mortgage loan conduit gained momentum, with inventory and locks totaling over $1 billion at June 30, 2014.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS securities, Agency Derivatives and mortgage loans held-for-sale divided by total equity, of 2.9 to 1.0 as of both June 30, 2014 and March 31, 2014.

As of June 30, 2014, the company had outstanding $11.4 billion of repurchase agreements funding RMBS securities, Agency Derivatives, mortgage loans held-for-sale and U.S. Treasuries with 24 different counterparties. Excluding the debt associated with the company’s U.S. Treasuries and the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.69% and weighted average remaining maturity of 68 days as of June 30, 2014.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the Federal Home Loan Bank of Des Moines (FHLB).  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of June 30, 2014, TH Insurance had $1.5 billion in outstanding secured advances with a weighted average borrowing rate of 0.4% and a weighted average of 47 months to maturity. The outstanding secured advances represent full use of the current available borrowing capacity. To the extent TH Insurance Holdings has unused capacity, it may be adjusted at the sole discretion of the FHLB.

As of June 30, 2014, the company’s aggregate repurchase agreements and FHLB advances funding RMBS securities, Agency Derivatives and mortgage loans held-for-sale had 238 weighted average days to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of June 30, 2014
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$9,571,970
Mortgage servicing rights	—
Non-Agency RMBS	2,089,014
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	227,772
Credit sensitive residential mortgage loans	2,431
$11,891,187

Cost of Funds Metrics	Three Months Ended June 30, 2014
(unaudited)
Annualized cost of funds on average borrowing and FHLB advance balance during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—%
Non-Agency RMBS	1.8%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	2.4%
Credit sensitive residential mortgage loans	3.6%

Conference Call
Two Harbors Investment Corp. will host a conference call on August 7, 2014 at 9:00 a.m. EDT to discuss second quarter 2014 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 65397284, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 7, 2014, through 12:00 a.m. EDT on August 14, 2014. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 65397284. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying the company’s residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, the company’s ability to manage various operational risks associated with the business, the company’s ability to maintain our REIT qualification, limitations imposed on the business due to our REIT status and the company’s exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on the company’s operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the company’s ability to acquire mortgage loans or securitize the mortgage loans the company acquires, the company’s involvement in securitization transactions, the timing and profitability of the company’s securitization transactions, the risks associated with the company’s securitization transactions, the company’s ability to acquire MSR, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and the company’s exposure to claims and litigation, including litigation arising from its involvement in securitization transactions and its investments in MSR.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Media and Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.Hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Available-for-sale securities, at fair value	$13,108,251	$12,256,727
Trading securities, at fair value	1,002,422	1,000,180
Mortgage loans held-for-sale, at fair value	399,841	544,581
Mortgage loans held-for-investment in securitization trusts, at fair value	804,666	792,390
Mortgage servicing rights, at fair value	500,490	514,402
Cash and cash equivalents	1,182,696	1,025,487
Restricted cash	286,965	401,647
Accrued interest receivable	50,110	50,303
Due from counterparties	30,381	25,087
Derivative assets, at fair value	331,601	549,859
Other assets	117,246	13,199
Total Assets	$17,814,669	$17,173,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$11,391,187	$12,250,450
Collateralized borrowings in securitization trusts, at fair value	561,921	639,731
Federal Home Loan Bank advances	1,500,000	—
Derivative liabilities, at fair value	17,097	22,081
Accrued interest payable	16,521	20,277
Due to counterparties	140,975	318,848
Dividends payable	95,189	—
Other liabilities	33,274	67,480
Total Liabilities	13,756,164	13,318,867

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,110,919 and 364,935,168 shares issued and outstanding, respectively	3,661	3,649
Additional paid-in capital	3,805,824	3,795,372
Accumulated other comprehensive income	817,630	444,735
Cumulative earnings	1,038,909	1,028,397
Cumulative distributions to stockholders	(1,607,519)	(1,417,158)
Total stockholders’ equity	4,058,505	3,854,995
Total Liabilities and Stockholders’ Equity	$17,814,669	$17,173,862

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$127,605	$134,651	$251,518	$264,943
Trading securities	1,940	1,261	3,866	2,525
Mortgage loans held-for-sale	2,699	4,794	7,285	6,112
Mortgage loans held-for-investment in securitization trusts	7,761	4,369	15,654	6,023
Cash and cash equivalents	144	250	361	557
Total interest income	140,149	145,325	278,684	280,160
Interest expense:
Repurchase agreements	18,603	22,553	39,175	45,571
Collateralized borrowings in securitization trusts	5,592	2,169	10,945	2,987
Federal Home Loan Bank advances	755	—	908	—
Total interest expense	24,950	24,722	51,028	48,558
Net interest income	115,199	120,603	227,656	231,602
Other-than-temporary impairments:
Total other-than-temporary impairment losses	—	(1,426)	(212)	(1,662)
Non-credit portion of loss recognized in other comprehensive income	—	—	—	—
Net other-than-temporary credit impairment losses	—	(1,426)	(212)	(1,662)
Other income:
Gain (loss) on investment securities	37,688	50,863	(967)	77,831
(Loss) gain on interest rate swap and swaption agreements	(116,019)	259,826	(221,547)	278,798
(Loss) gain on other derivative instruments	(24,202)	62,283	(18,401)	45,621
Gain (loss) on mortgage loans held-for-sale	11,801	(35,142)	8,620	(20,819)
Servicing income	33,868	245	64,309	245
Loss on servicing asset	(29,571)	(45)	(62,331)	(45)
Other income	21,003	1,610	21,463	7,899
Total other (loss) income	(65,432)	339,640	(208,854)	389,530
Expenses:
Management fees	12,190	12,591	24,301	17,352
Securitization deal costs	—	—	—	2,028
Servicing expenses	6,229	307	11,454	338
Other operating expenses	14,951	9,179	29,485	15,709
Total expenses	33,370	22,077	65,240	35,427
Income (loss) from continuing operations before income taxes	16,397	436,740	(46,650)	584,043
(Benefit from) provision for income taxes	(23,260)	49,119	(57,162)	54,083
Net income from continuing operations	39,657	387,621	10,512	529,960
Income from discontinued operations	—	1,016	—	2,393
Net income	$39,657	$388,637	$10,512	$532,353

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Basic earnings per weighted average common share:
Continuing operations	$0.11	$1.06	$0.03	$1.58
Discontinued operations	—	—	—	0.01
Net income	$0.11	$1.06	$0.03	$1.59
Diluted earnings per weighted average common share:
Continuing operations	$0.11	$1.06	$0.03	$1.57
Discontinued operations	—	—	—	0.01
Net income	$0.11	$1.06	$0.03	$1.58
Dividends declared per common share	$0.26	$0.31	$0.52	$0.63
Weighted average number of shares of common stock:
Basic	366,078,124	365,589,300	365,846,295	335,603,697
Diluted	366,078,124	366,057,203	365,846,295	336,677,044
Comprehensive income (loss):
Net income	$39,657	$388,637	$10,512	$532,353
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	191,160	(534,713)	372,895	(430,461)
Other comprehensive income (loss)	191,160	(534,713)	372,895	(430,461)
Comprehensive income (loss)	$230,817	$(146,076)	$383,407	$101,892

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of net income to
Core Earnings:

Net income	$39,657	$388,637	$10,512	$532,353

Adjustments for non-core earnings:
(Gain) loss on sale of securities and mortgage loans, net of tax	(34,772)	(53,828)	3,704	(72,989)
Unrealized (gain) loss on trading securities, equity securities and mortgage loans held-for-sale, net of tax	(9,980)	25,622	(7,687)	8,545
Other-than-temporary impairment loss, net of tax	—	1,426	212	1,662
Realized loss on termination or expiration of swaps and swaptions, net of tax	4,399	2,629	6,380	61,183
Unrealized loss (gain), net of tax, on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances	78,666	(256,143)	138,353	(341,127)
Loss (gain) on other derivative instruments, net of tax	18,026	(27,666)	13,372	(13,655)
Gain on financing securitizations	(20,829)	(1,558)	(21,142)	(7,847)
Unrealized loss, net of tax, on mortgage servicing rights	14,418	30	33,824	30
Securitization deal costs	—	—	—	2,028
Income from discontinued operations	—	(1,016)	—	(2,393)
Amortization of business combination intangible assets, net of tax	86	—	346	—

Core Earnings	$89,671	$78,133	$177,874	$167,790

Weighted average shares outstanding - Basic	366,078,124	365,589,300	365,846,295	335,603,697
Weighted average shares outstanding - Diluted	366,078,124	366,057,203	365,846,295	336,677,044

Core Earnings per weighted average share outstanding - Diluted	$0.24	$0.21	$0.49	$0.50

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(unaudited)
Net Interest Income:
Interest income	$140.1	$138.5	$137.4	$138.0	$145.3
Interest expense	24.9	26.0	26.9	24.9	24.7
Net interest income	115.2	112.5	110.5	113.1	120.6
Other income:
Interest spread on interest rate swaps	(18.9)	(13.8)	(10.1)	(15.1)	(19.4)
Interest spread on other derivative instruments	7.9	4.7	(2.4)	(7.5)	(1.5)
Servicing income, net of amortization(1)	19.9	17.9	5.2	1.2	0.3
Other income	0.2	0.2	0.4	—	—
Total other income (loss)	9.1	9.0	(6.9)	(21.4)	(20.6)
Expenses	33.2	31.5	26.2	22.1	22.1
Core Earnings before income taxes	91.1	90.0	77.4	69.6	77.9
Income tax expense (benefit)	1.4	1.8	1.0	1.9	(0.2)
Core Earnings	$89.7	$88.2	$76.4	$67.7	$78.1
Basic and diluted weighted average Core EPS	$0.24	$0.24	$0.21	$0.19	$0.21

(1) Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.